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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 17, 2002 (April 11, 2002)

                              GLIMCHER REALTY TRUST
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               (Exact Name of Registrant as Specified in Charter)

       Maryland                      1-12482                 31-1390518
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(State or Other Jurisdiction       (Commission             (IRS Employer
     of Incorporation)              File Number)         Identification No.)


         20 South Third Street, Columbus, Ohio       43215
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 (Address of Principal Executive Offices)          (Zip Code)

       Registrant's telephone number, including area code (614) 621-9000
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

On April 11, 2002, Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), publicly announced its execution of an agreement with certain private investors for the sale of a portfolio of 44 single-tenant and community center assets of the Company totaling approximately 6.4 million square feet of gross leasable area (the "Portfolio") for an aggregate purchase price of approximately $300 million. The transaction is scheduled to close by August 31, 2002.

The press release issued by the Company on April 11, 2002, announcing the sale of the Portfolio is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c)  Exhibits.

     99.1 Press release of Glimcher Realty Trust, dated April 11, 2002.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 16, 2002

                                        GLIMCHER REALTY TRUST

                                        By: /s/ William G. Cornely
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                                           Name:  William G. Cornely
                                           Title: Executive Vice President,
                                                  Chief Operating Officer,
                                                  Chief Financial Officer
                                                  and Treasurer